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                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
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                   Articles of Amendment-Domestic Corporation
                                  (15 Pa.C.S.)


  ------------------------
  |      Entity Number   |     __X__  Business Corporation (ss. 1915)
  |         3039985      |     _____  Nonprofit Corporation (ss. 5915)
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  |Name                                          | Document will be returned to
  |                                              | the name and address you
  |--------------------------------------------  | enter to the left.
  |Address:                                      | <---
  |                                              |
  |--------------------------------------------  |
  |City                    State      Zip Code   |
  |                                              |
  |--------------------------------------------  |
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Fee:  $52                 ----------------------------------------------------
                          |                                                  |
                          | Filed in the Department of State on May 28, 2004 |
                          |                                    --------------|
                          |      /s/ Pedro A. Cortes                         |
                          |--------------------------------------------------|
                          |         Secretary of the Commonwealth            |
                          ----------------------------------------------------

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. ss.1915 (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

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1.   The name of the corporation is:
      Comcast Corporation
     ------------------------------------------
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2.   The (a) address of this corporation's current registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a) Number and Street       City     State   Zip          County
   1500 Market  Street, 35th Floor   Phila.,  PA.     19102-2148   Phila.
         (b) Name of Commercial Registered Office Provider         County
   ---------------------------------------------------------------------------
   c/o
   ---------------------------------------------------------------------------
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3.   The statute by or under which it was incorporated:
       Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa.C.S.
        ss.ss.1101 et seq.
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4.   The date of its incorporation:
         December 7, 2001
     ---------------------------------
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5.   Check, and if appropriate, complete one of the following:

__X__ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

        The amendment shall be effective on _________ at  _________
                                            Date          Hour
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


DSCB:15-1915/5915-2
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6.   Check one of the following:
   ___ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. ss. 1914(a) and (b) or ss. 5914(a).

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__X___  The amendment was adopted by the board of directors pursuant to 15 Pa.
C.S. ss. 1914(c) or ss. 5914(b).
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7.   Check, and if appropriate, complete one of the following:

_____ The amendment adopted by the corporation, set forth in full, is as follows



  X__ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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8.   Check if the amendment restates the Articles:

  X_ The restated Articles of Incorporation supersede the original articles and all amendments thereto.
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                --------------------------------------------------------------
                |IN TESTIMONY WHEREOF, the undersigned corporation has caused|
                |these Articles of Amendment to be signed by a duly          |
                |authorized officer thereof this                             |
                |                                                            |
                |Twenty-Eighth day of May, 2004.                             |
                |                                                            |
                |                                                            |
                |                  Comcast Corporation                       |
                |----------------------------------------------------------- |
                |                  Name of Corporation                       |
                |                                                            |
                |          /s/ Arthur R. Block                               |
                |----------------------------------------------------------- |
                |                      Signature                             |
                |                                                            |
                |                   Arthur R. Block                          |
                |   Senior Vice President, General Counsel and Secretary     |
                |----------------------------------------------------------- |
                |                        Title                               |
                |                                                            |
                --------------------------------------------------------------

                                                                       Exhibit A
            Restated Articles of Incorporation of Comcast Corporation

     The Articles of Incorporation of the Corporation are restated in their entirety so as to read as follows:

     FIRST:   The  name  of  the   Corporation  is  Comcast   Corporation   (the
"Corporation").

     SECOND: The location and post office address of the Corporation's current registered office in this Commonwealth is:

         1500 Market Street, 35th Floor
         Philadelphia, PA 19102-2148

     THIRD: The Corporation is incorporated under the provisions of the Business Corporation Law of 1988. The purpose or purposes for which the Corporation is organized are:

         To have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

     FOURTH: The term of its existence is perpetual.

     FIFTH: A. The aggregate number of shares which the Corporation shall have authority to issue is SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Common Stock, par value $0.01 per share, SEVEN BILLION FIVE HUNDRED MILLION (7,500,000,000) shares of Class A Special Common Stock, par value $0.01 per share, SEVENTY FIVE MILLION (75,000,000) shares of Class B Common Stock, par value $0.01 per share, and TWENTY MILLION (20,000,000) shares of Preferred Stock, which the Board of Directors may issue, in one or more series, without par value, with full, limited, multiple, fractional, or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights as shall be fixed by the Board of Directors.

     B. The descriptions, preferences, qualifications, limitations, restrictions and the voting, special or relative rights in respect of the shares of each class of Common Stock are as follows:

          1. (a) Subject to paragraph (B)(1)(c) of this Article FIFTH, each share of Class A Common Stock shall entitle the holder thereof to the number of votes equal to a quotient the numerator of which is the excess of
     (i) the Total Number of Votes (as defined below) over (ii) the sum of (A) the Total Number of B Votes (as defined below) and (B) the Total Number of Other Votes (as defined below) and the denominator of which is the number of outstanding shares of Class A Common Stock (provided that if at any time there are no outstanding shares of Class B Common Stock, each share of Class A Common Stock shall entitle the holder thereof to one (1) vote) and each share of Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. Holders of shares of Class A Special Common Stock shall not be entitled to vote for the election of Directors (as defined below in Article SIXTH) or any other matter except as may be required by applicable law, in which case each share of Class A Special Common Stock shall entitle the holder thereof to the same number of votes to which each holder of Class A Common Stock is entitled for each of such holder's shares of Class A Common Stock. "Total Number of Votes" on any record date is equal to a quotient the numerator of which is the Total Number of B Votes on such record date and the denominator of which is the B Voting Percentage (as defined below) on such record date. "Total Number of B Votes" on any record date is equal to the product of (i) 15 and (ii) the number of outstanding shares of Class B Common Stock on such record date. "Total Number of Other Votes" on any record date means the aggregate number of votes to which holders of all classes of capital stock of the Corporation other than holders of Class A Common Stock and Class B Common Stock are entitled to cast on such record date in an election of Directors. "B Voting Percentage" on any record date means the portion (expressed as a percentage) of the total number of votes entitled to be cast in an election of Directors by the holders of capital stock of the Corporation to which all holders of Class B

     Common Stock are entitled to cast on such record date in an election of Directors, as specified and determined pursuant to paragraph (B)(1)(c) of this Article FIFTH.

          (b) Except as provided in Article SEVENTH or required by applicable law, only the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation (if any) with voting rights shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required or permitted under applicable law, these Articles of Incorporation, or the By-Laws of the Corporation. Whenever applicable law, these Articles of Incorporation or the By-Laws of the Corporation provide for a vote of the shareholders of the Corporation on any matter, approval of such matter shall require the affirmative vote of a majority of the votes cast by the holders entitled to vote thereon unless otherwise expressly provided under applicable law, these Articles of Incorporation or the By-Laws of the Corporation.

          (c) Notwithstanding any other provision of these Articles of Incorporation, including paragraph (B)(1)(a) of this Article FIFTH, but subject to Article SEVENTH, with respect to any matter on which the holders of Class B Common Stock and the holders of one or more classes or series of Common Stock, Preferred Stock or any other class of capital stock of the Corporation (if any) vote as a single class, each share of Class B Common Stock shall entitle the holder thereof to the number of votes necessary so that, if all holders of Class B Common Stock and all holders of each such other class or series of Common Stock, Preferred Stock and other class of capital stock of the Corporation (if any) were to cast all votes they are entitled to cast on such matter, the holders of the Class B Common Stock in the aggregate would cast thirty three and one-third (33 1/3) per cent of the total votes cast by all such holders, subject to reduction as set forth in the following sentence. If at any time after the Effective Time for any reason whatsoever the number of shares of Class B Common Stock outstanding at such time is reduced below the number of shares of Class B Common Stock outstanding at the Effective Time (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits or reverse stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock), the percentage specified in the preceding sentence shall be reduced to a percentage equal to the product of (i) thirty three and one-third (33 1/3) and (ii) the fraction obtained by dividing the number of shares of Class B Common Stock outstanding at such time by the number of shares of Class B Common Stock outstanding at the Effective Time (appropriately adjusted for any stock dividend paid in Class B Common Stock, stock splits or reverse stock splits of the Class B Common Stock or combinations, consolidations or reclassifications of the Class B Common Stock). No reduction in the percentage of the voting power of the Class B Common Stock pursuant to the preceding sentence shall be reversed by any issuance of Class B Common Stock that occurs after such reduction.

          2. The holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared, in the discretion of the Board of Directors, such cash dividends as the Board of Directors may from time to time determine, out of such funds as are legally available therefore, in proportion to the number of shares held by them, respectively, without regard to class.

          3. The holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock shall be entitled to receive, from time to time, when and as declared by the Board of Directors, such dividends of stock of the Corporation or other property as the Board of Directors may determine, out of such funds as are legally available therefore. Stock dividends on, or stock splits of, any class of Common Stock shall not be paid or issued unless paid or issued on all classes of Common Stock, in which case they shall be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, Class B Common Stock may be paid or issued in shares of Class A Special Common Stock. Any decrease in the number of shares of any class of Common Stock resulting from a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of Common Stock, so that the number of shares of each class of Common Stock outstanding shall be decreased proportionately. Notwithstanding anything to the contrary contained herein, in the event of a distribution of property, plan of merger or consolidation, plan of asset transfer, plan of division, plan of exchange, or recapitalization pursuant to which the holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock would be entitled to receive equity interests of one or more corporations (including, without limitation, the Corporation) or other entities, or rights to acquire such equity interests, then the Board of Directors may, by resolution duly adopted, provide that the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock, respectively and as separate classes, shall receive with respect to their Class A Common Stock, Class A Special Common Stock, or Class B Common Stock (whether by distribution, exchange, redemption or otherwise), in proportion to the number of shares held by them, equity interests (or rights to acquire such equity interests) of separate classes or series having substantially equivalent relative designations, preferences, qualifications, privileges, limitations, restrictions and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock, Class A Special Common Stock and Class B Common Stock. Except as provided above, if there should be any distribution of property, merger, consolidation, purchase or acquisition of property or stock, asset transfer, division, share exchange, recapitalization or reorganization of the Corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock shall receive the shares of stock, other securities or rights or other assets as would be issuable or payable upon such distribution, merger, consolidation, purchase or acquisition of such property or stock, asset transfer, division, share exchange, recapitalization or reorganization in proportion to the number of shares held by them, respectively, without regard to class.

          4. Each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock or one share of Class A Special Common Stock. Each share of Class B Common Stock shall be cancelled after it has been converted as provided herein.

          5. Subject to Article SEVENTH and except as otherwise permitted by applicable law, each and any provision of these Articles of Incorporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, as determined in accordance with the provisions of this Article FIFTH. There shall be no class voting on any such amendments or on any other matter except as shall be required by Article SEVENTH or by applicable law, in which case there shall be required the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of each class entitled to vote by Article SEVENTH or by applicable law, voting as a separate class.

          6. If there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization, division or share exchange, the Board of Directors shall take such action as may be necessary to enable the holders of the Class B Common Stock to receive upon any subsequent conversion of their stock into Class A Common Stock or Class A Special Common Stock (as the case may be), in whole or in part, in lieu of any shares of Class A Common Stock or Class A Special Common Stock (as the case may be) of the Corporation, the shares of stock, securities, or other assets as would be issuable or payable upon such merger, consolidation, purchase, or acquisition of property or stock, separation, reorganization, division or share exchange in respect of or in exchange for such share or shares of Class A Common Stock or Class A Special Common Stock (as the case may be).

          7. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation in proportion to the number of shares held by them, respectively, without regard to class.

          8. At all times the Board of Directors shall take such action to adjust the conversion privileges of the Class B Common Stock and the number of shares of Class B Common Stock to be outstanding after any particular transaction to prevent the dilution of the conversion rights of the holders of Class B Common Stock.

          9. Except as expressly set forth in these Articles of Incorporation (including, without limitation, this Article FIFTH and Article SEVENTH), the rights of the holders of Class A Common Stock, the rights of the holders of Class A Special Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

          10. Neither the holders of the Class A Common Stock nor the holders of the Class B Common Stock nor the holders of any other class or series of Common Stock, Preferred Stock or other class of capital stock of the Corporation, whether issued prior to or after the Effective Time, shall have cumulative voting rights.

     C. Pursuant to the authority granted to the Board of Directors in paragraph A of this Article FIFTH, the Board of Directors has fixed and designated a Series A Participating Cumulative Preferred Stock having the voting rights and designations, preferences, qualifications, privileges, limitations, restrictions, and other special and relative rights as are hereinafter set forth:

          1. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

          2. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10.00 and (ii) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends or other distributions and 1000 times the aggregate per share amount of all non-cash dividends or other distributions (other than (A) a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation, at any time after November 18, 2002 (the "Rights Declaration Date"), pays any dividend on Common Stock payable in shares of Common Stock or effects a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (C)(2)(a) of this Article FIFTH immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (ii)(A) and (ii)(B) of the first sentence of paragraph (C)(2) (a) of this Article FIFTH); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such shares of Series A Preferred Stock, unless the date of issuance of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

          3. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

          (a) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to 1000 (as adjusted as described below, the "Adjustable Factor") times the number of votes a share of Class A Common Stock is entitled to cast on all matters submitted to a vote of stockholders of the Corporation. For purposes of calculating the number of votes a share of Class A Common Stock is entitled to cast on all matters submitted to a vote of stockholders of the Corporation, as set forth in the Corporation's articles of incorporation, votes represented by shares of Series A Preferred Stock shall be included in the "Total Number of Other Votes" (as defined in the Corporation's articles of incorporation). If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying the Adjustable Factor by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

          (c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two additional Directors to the Board of Directors.

          (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to paragraph (C)(3)(c)(iii) of this Article FIFTH or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. If at any meeting at which holders of Preferred Stock shall initially exercise such voting right the number of additional Directors which may be so elected does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have initially exercised their right to elect two additional Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall have previously exercised their right to elect Directors during an existing default period, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(3)(c) (iii) of this Article FIFTH shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at the address of such holder shown on the registry books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C)(3)(c) (iii) of this Article FIFTH , no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(3)(c)(ii) of this Article FIFTH) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C)(3)(c) of this Article FIFTH to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of
     Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (d) The articles of incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

          (e) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

          4.  (a)   Whenever   quarterly   dividends   or  other   dividends  or
     distributions payable on the Series A Preferred Stock as provided in paragraph (C)(2) of this Article FIFTH are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

          5. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the articles of incorporation or as otherwise permitted under Pennsylvania Law.

          6. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
     (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. The Series A Preferred Stock shall not be redeemable.

          9. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to or on a parity with the Series A Preferred Stock.

          10. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     SIXTH: Governance

     A. Definitions

          1. "Additional Independent Director" has the meaning specified in paragraph (B)(1) of this Article SIXTH.

          2. "AT&T" means AT&T Corp., a New York corporation.

          3. "AT&T Directors" means (i) those five (5) Directors designated by AT&T to serve as members of the Board of Directors pursuant to a contractual right of AT&T to designate such Directors and (ii) any Replacement AT&T Director.

          4.  "Board  of  Directors"   means  the  Board  of  Directors  of  the
     Corporation.

          5. "CEO" means the Chief Executive Officer of the Corporation.

          6. "Chairman" means the Chairman of the Board of Directors.

          7. "Class of Director" means the Comcast Directors, the AT&T Directors or the Independent Directors, as the case may be.

          8. "Comcast" means Comcast Corporation, a Pennsylvania corporation.

          9. "Comcast Directors" means (i) those five (5) Directors designated by Comcast to serve as members of the Board of Directors pursuant to a contractual right of Comcast to designate such Directors and (ii) any Replacement Comcast Director.

          10. "Director" means a director of the Corporation.

          11. "Effective Time" means the date and time at which these Amended and Restated Articles of Incorporation become effective with the Department of State of the Commonwealth of Pennsylvania.

          12. "Holiday" has the meaning specified in paragraph (B)(6) of this Article SIXTH.

          13. "Independent Director" means (i) those two (2) Independent Persons jointly designated by AT&T and Comcast to serve as members of the Board of Directors pursuant to a contractual right of AT&T and Comcast to designate such Directors, (ii) any Additional Independent Director and (iii) any Replacement Independent Director.

          14. "Independent Person" means an independent person (determined in accordance with the rules of the principal stock exchange or interdealer quotation system on which the class of Corporation common stock with the greatest aggregate market capitalization (as determined in good faith by the Board of Directors) is traded), it being understood that (i) each individual who was a member of the Board of Directors of AT&T as of December 19, 2001 (other than Mr. C. Michael Armstrong) was deemed to be an Independent Person as of

     December 19, 2001, (ii) subject to clauses (iii) and (iv) of this definition, none of the members of the Board of Directors of Comcast as of December 19, 2001 was deemed to be an Independent Person as of December 19, 2001, (iii) Mr. Decker Anstrom was deemed to be an Independent Person as of December 19, 2001, (iv) for any period during which Mr. Decker Anstrom is not a Director, one person (other than Mr. Ralph J. Roberts, Mr. Brian L. Roberts, Mr. Julian A. Brodsky or Mr. Sheldon M. Bonovitz) designated by the CEO (which designation may be changed at any time by the CEO) who was a member of the Board of Directors of Comcast on December 19, 2001 and who would qualify as an Independent Person under this definition not taking into account clause (ii) of this definition shall be deemed to be an Independent Person; provided that such person shall not be eligible to be an AT&T Director or an Independent Director (any such designee, a "Comcast Independent Designee") and (v) none of the spouse, parents, siblings, lineal descendants, aunts, uncles, cousins and other close relatives (or their respective spouses) of Mr. Brian L. Roberts will be deemed Independent Persons at any time.

          15. "Initial Term" means the period beginning at the Effective Time and ending at the 2004 annual meeting of shareholders of the Corporation.

          16. "Replacement AT&T Director" has the meaning specified in paragraph
     (B)(3) of this Article SIXTH.

          17. "Replacement Comcast Director" has the meaning specified in paragraph (B)(3) of this Article SIXTH.

          18.  "Replacement  Director"  has the meaning  specified  in paragraph
     (B)(3) of this Article SIXTH.

          19. "Replacement Independent Director" has the meaning specified in paragraph (B)(3) of this Article SIXTH.

          20. "Specified Period" means the period beginning at the Effective Time and ending at the 2005 annual meeting of shareholders of the Corporation or, if earlier, the date on which Mr. C. Michael Armstrong ceases to be the Chairman.

          21. "2004 Term" means the period beginning at the 2004 annual meeting of shareholders of the Corporation and ending at the 2005 annual meeting of shareholders of the Corporation.

     B. Directors

          1. From the Effective Time until the expiration of the 2004 Term, subject to the fourth sentence of this paragraph (B)(1) of Article SIXTH and the second to last sentence of paragraph (B)(3) of Article SIXTH, the Board of Directors shall consist of five (5) Comcast Directors (at least one (1) of whom shall be an Independent Person), five (5) AT&T Directors and two (2) Independent Directors. If the size of the Board of Directors is increased as described in the fourth sentence of this paragraph (B)(1) of Article SIXTH or there is a vacancy in the Comcast or AT&T Class of Directors that pursuant to the second to last sentence of paragraph (B)(3) of Article SIXTH the applicable Class of Directors is not required to fill, the size of the Board of Directors shall be fixed at the number of Directors in place after such increase or vacancy and shall remain fixed at such number unless subsequently increased again pursuant to the fourth sentence of this paragraph (B)(1) of Article SIXTH or such vacancy is filled pursuant to paragraph (B)(3) of Article SIXTH (in either of such events the size of the Board of Directors shall be fixed at such increased number until subsequently changed as provided in this paragraph (B)(1) and paragraph (B)(3) of this Article SIXTH). At all times, the Board of Directors shall consist of a majority of Independent Persons. From the Effective Time until the expiration of the 2004 Term, a majority of the Directors may increase the size of the Board of Directors by up to two (2) members. The Board of Directors shall take all action necessary to ensure that any vacancy on the Board of Directors created as a result of any such increase shall be filled promptly by an Independent Person nominated by the governance and directors nominating committee of the Board of Directors and approved by the Board of Directors (an "Additional Independent Director"). After the election of an Additional Independent Director, such Additional Independent Director shall be considered an Independent Director for all purposes of this Article SIXTH. After the expiration of the 2004 Term, the size of the Board of Directors shall be determined in accordance with the By-Laws of the Corporation and the provisions of these Articles of Incorporation relating to Classes of Directors shall no longer apply.

          2. Following the occurrence of a vacancy on the Board of Directors that results in the absence of one or more of (i) a majority of Independent Persons on the Board of Directors, (ii) at least one Comcast Director who is an Independent Person, (iii) the then required number of Independent Directors, (iv) four (4) Comcast Directors or (v) four (4) AT&T Directors, and notwithstanding the occurrence of such vacancy, the applicable Directors specified in paragraph (B)(3) of this Article SIXTH shall be authorized to take the actions contemplated by such paragraph to permit the Board of Directors to fill such vacancy (which vacancy shall be filled by an Independent Person in the case of clauses (i), (ii) and (iii)) and the Board of Directors shall be authorized to fill the vacancy in accordance with such paragraph. In addition to the foregoing and subject to the last sentence of paragraph (B)(3) of Article SIXTH, for a ninety (90) day period following the occurrence of a vacancy in the Board of Directors that results in one or more of the circumstances described in clauses (i), (ii),
     (iii), (iv) and (v) of the preceding sentence, the Directors then in office shall have and may exercise all of the powers of the Board of Directors to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law.

          3. From the Effective Time until the expiration of the 2004 Term, the Board of Directors shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a Comcast Director which becomes vacant is filled promptly by a person designated by a majority of the Comcast Directors remaining on the Board of Directors (such person, a "Replacement Comcast Director"), (ii) an AT&T Director which becomes vacant is filled promptly by a person designated by a majority of the AT&T Directors remaining on the Board of Directors (such person, a "Replacement AT&T Director") and (iii) an Independent Director which becomes vacant is filled promptly by an Independent Person designated by the governance and directors nominating committee of the Board of Directors (such person, a "Replacement Independent Director" and, together with any Replacement Comcast Director and any Replacement AT&T Director, a "Replacement Director"); provided that the designation of any Replacement Independent Director by the governance and directors nominating committee of the Board of Directors shall be subject to the approval of the Board of Directors prior to such person becoming a Replacement Independent Director. Notwithstanding anything to the contrary contained herein, the remaining Comcast Directors or the remaining AT&T Directors, as the case may be, shall be under no obligation to designate a person to fill a vacancy in its Class of Directors (and during the pendency of any such vacancy the Board of Directors shall continue to exercise all of its powers to the extent provided under these Articles of Incorporation, the By-Laws of the Corporation and applicable law), except to the extent such vacancy results in fewer than four (4) Directors in the affected Class of Directors or, in the case of the Comcast Directors, the absence of one Comcast Director who is an Independent Person. In the absence of a designation by the Comcast Directors, the AT&T Directors or the governance and directors nominating committee of the Board of Directors, as the case may be, of a person to fill a vacancy in the relevant Class of Directors, the Board of Directors shall have no authority to fill a vacancy in the applicable Class of Directors.

          4. Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors at the Effective Time, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the Initial Term, shall hold office until the expiration of the Initial Term and until such Director's successor has been selected and qualified or until such Director's earlier death, resignation or removal.

          5. Subject to paragraph (B)(7) of this Article SIXTH, each of the Comcast Directors, AT&T Directors and Independent Directors immediately after the annual meeting of shareholders of the Corporation in 2004, and each Replacement Director and Additional Independent Director elected to the Board of Directors in accordance with this Article SIXTH during the 2004 Term, shall hold office until the expiration of the 2004 Term and until such Director's successor has been selected and qualified or until such Director's earlier death, resignation or removal.

          6. The first (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph
     (B)(6), the second) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2004 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2004 at 9:00 o'clock a.m., if, in either case, not a holiday on which national banks are or may elect to be closed ("Holiday"), and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The second (or in the event the Board of Directors calls an annual meeting of shareholders pursuant to the last sentence of this paragraph (B)(6), the third) annual meeting of shareholders of the Corporation after the Effective Time shall occur on such date and at such time in April 2005 as the Board of Directors may determine, or if the Board of Directors fails to set a date and time, on the second Thursday of April 2005 at 9:00 o'clock a.m., if, in either case, not a Holiday, and if such day is a Holiday, then such meeting shall be held on the next business day at such time. The Corporation may, at the election of the Board of Directors, call an annual meeting of shareholders of the Corporation in 2003 for the purpose of conducting such business, other than the election of Directors, as the Board of Directors shall determine.

          7. In addition to the events set forth in each of paragraphs (B)(4) and (B)(5) of this Article SIXTH, the term of office of any Comcast Director or AT&T Director, in either case who was an Independent Person on the date of such Director's designation, appointment or election as a member of the Board of Directors, or of any Independent Director, shall terminate on any date on which such Director shall cease to be an Independent Person if as a result of such Director ceasing to be an Independent Person the Board of Directors shall not include (i) a majority of Independent Persons and (ii) at least one Comcast Director who is an Independent Person.

     C. Office of the Chairman

          1. At the Effective Time and during the Specified Period, there shall be an Office of the Chairman which shall be comprised of the Chairman and the CEO.

          2. The Office of the  Chairman  shall be the  Corporation's  principal executive deliberative body with responsibility for corporate strategy, policy and direction, governmental affairs and other matters of significance to the Corporation. The Chairman and the CEO shall advise and consult with each other with respect to each of the foregoing matters.

     D. Officers

          1. Chairman.

          (a) At the Effective Time and during the Specified Period, the Chairman shall be Mr. C. Michael Armstrong if he is willing and available to serve; provided that from and after April 1, 2004, if the Specified Period has not expired, Mr. C. Michael Armstrong shall be non- executive Chairman for the remainder of the Specified Period. After the Specified Period, the Chairman shall be Mr. Brian L. Roberts if he is willing and available to serve.

          (b) The Chairman shall preside at all meetings of the shareholders of the Corporation and of the Board of Directors. In the absence of the Chairman, if the Chairman and the CEO are not the same person, the CEO shall chair such meetings.

          (c) The Chairman shall have the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.

          (d) Removal of the Chairman shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of
     (i) the date on which neither Mr. C. Michael Armstrong nor Mr. Brian L. Roberts is the Chairman and (ii) the sixth anniversary of the expiration of the Initial Term.

          2. Chief Executive Officer and President.




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          (a) At the Effective Time, the CEO shall be Mr. Brian L. Roberts if he is willing and available to serve. For so long as Mr. Brian L. Roberts shall be the CEO, he shall also be the President of the Corporation.

          (b) The powers, rights, functions and responsibilities of the CEO shall include, without limitation, the following, subject to the control and direction of the Board of Directors:

               (i)  the   supervision,   coordination   and  management  of  the
          Corporation's business, operations, activities, operating expenses and capital allocation;

               (ii) matters relating to officers (other than the Chairman) and employees, including, without limitation, hiring, terminating, changing positions and allocating responsibilities of such officers and employees; provided that, if the Chairman and the CEO are not the same person, the CEO shall consult with the Chairman in connection with the foregoing as it relates to the senior executives of the Corporation; provided, further, that following the initial designation of officers by the CEO (in consultation with the Chairman) as provided herein, the election of officers shall be as provided in the By-Laws of the Corporation;

               (iii) all of the powers, rights, functions and responsibilities typically exercised by a chief executive officer and president of a corporation; and

               (iv) the authority to call special meetings of the Board of Directors, in the manner provided by the By-Laws of the Corporation.

          (c) Removal of the CEO shall require the affirmative vote of at least 75% of the entire Board of Directors until the earlier to occur of (i) the date on which Mr. Brian L. Roberts ceases to be the CEO and (ii) the sixth anniversary of the expiration of the Initial Term.

     E. Executive Committee. If the Board of Directors decides to establish an Executive Committee, if he is willing and able to serve and for so long as he shall be a member of the Board of Directors, Mr. Ralph J. Roberts shall be the Chairman of the Executive Committee.

     F. Amendment. Subject to paragraph (G) of this Article SIXTH, until the earlier to occur of (i) the date on which Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO and (ii) the sixth anniversary of the expiration of the Initial Term, the provisions of this Article SIXTH and the provisions of Article 9 of the By-Laws may not be amended, altered, repealed or waived in any respect without the prior approval of at least 75% of the entire Board of Directors.

     G. Termination. If Mr. Brian L. Roberts is no longer serving as the Chairman or the CEO, the provisions of this Article SIXTH (other than paragraphs
(A) and (B)(2) (but only insofar as such paragraph relates to the requirement that a majority of the Directors be Independent Persons) and the second sentence of paragraph (B)(1), in each case of this Article SIXTH) shall terminate automatically without any further action of the Board of Directors or the shareholders of the Corporation; provided that notwithstanding the foregoing, in the event that Mr. Brian L. Roberts ceases to serve as the Chairman or the CEO prior to the 2005 annual meeting of shareholders of the Corporation, the provisions of paragraphs (A), (B), (C) and (D)(1)(a)-(c) of this Article SIXTH shall survive through the close of such annual meeting.

     SEVENTH: In addition to any other approval required by law or by these Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holders of Class B Common Stock, voting separately as a class, shall be necessary to approve (i) any merger or consolidation of the Corporation with another entity or any other transaction, in each case that requires the approval of the shareholders of the Corporation pursuant to the law of the Commonwealth of Pennsylvania or other applicable law, or any other transaction that would result in any person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owning shares representing in excess of 10% of the combined voting power of the resulting or surviving corporation, or any issuance of securities (other than pursuant to director or officer stock option or purchase plans) requiring shareholder approval under the applicable rules and regulations of any stock exchange or



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




quotation system, (ii) any issuance of shares of Class B Common Stock or any securities exercisable or exchangeable for or convertible into shares of Class B Common Stock or (iii) any amendment to these Articles of Incorporation
(including, without limitation, any amendment to elect to have any of Subchapters E, F, G, H, I and J or Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, be applicable to the Corporation or any amendment to this Article SEVENTH) or the By-Laws of the Corporation or any other action (including, without limitation, the adoption, amendment or redemption of a shareholder rights plan) that would, in any such case, limit the rights of the holders of Class B Common Stock or any subsequent transferee of Class B Common Stock to transfer, vote or otherwise exercise rights with respect to capital stock of the Corporation. In addition to any other approval required by law or by these Articles of Incorporation, and notwithstanding any provision of Article FIFTH, the approval of the holder of any class or series of shares of the Corporation shall be necessary to approve any amendment to these Articles of Incorporation which would make any change in the preferences, limitations or rights of the shares of such class or series adverse to such class or series.

     EIGHTH: Special meetings of shareholders may be called only by the Board of Directors and may not be called by shareholders of the Corporation.

     NINTH: The shareholders of the Corporation shall not be permitted to act by written consent in lieu of a meeting; provided that notwithstanding the foregoing, the holders of a majority of the Class B Common Stock shall be permitted to act by written consent in lieu of a meeting in the exercise of their approval rights under Article SEVENTH.

     TENTH: The Board of Directors shall have the power to amend the By-Laws to the extent provided therein, subject only to applicable law. Any amendment to the By-Laws approved by the shareholders of the Corporation shall not be deemed to have been adopted by the Corporation unless it has been previously approved by the Board of Directors.

     ELEVENTH: No person who is or was a Director shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person's conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any person who is or was a Director for or with respect to any acts or omissions of the Director occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its directors than the express terms of this Article ELEVENTH, this Article ELEVENTH shall be construed to provide for such greater protection.

     TWELFTH: No person who is or was an officer of the Corporation shall be personally liable, as such, for monetary damages (other than under criminal statutes and under federal, state and local laws imposing liability on directors for the payment of taxes) unless the person's conduct constitutes self-dealing, willful misconduct or recklessness. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any person who is or was an officer of the Corporation for or with respect to any acts or omissions of the officer occurring prior to the effective date of such amendment or repeal. If the Business Corporation Law of 1988 is amended to permit a Pennsylvania corporation to provide greater protection from personal liability for its officers than the express terms of this Article TWELFTH, this Article TWELFTH shall be construed to provide for such greater protection.

     THIRTEENTH: Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

     FOURTEENTH: Subchapters E, F, G, H, I and J and Section 2538 of Subchapter D, in each case of Chapter 25 of the Business Corporation Law of 1988, shall not be applicable to the Corporation.



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     FIFTEENTH:  Henceforth,  these Articles supersede the original Articles and all amendments filed thereto.







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